UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 26, 2016

Associated Banc-Corp
(Exact name of registrant as specified in its charter)
Wisconsin	001-31343	39-1098068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin		54301
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 26, 2016, Philip B. Flynn, President and Chief Executive Officer of Associated Banc-Corp (the “Company”), entered into a Rule 10b5-1 trading plan to sell 80,000 shares of the Company’s common stock.  Under the plan, it is expected that the shares will be sold under specified conditions and at specified times over a period of two years ending July1, 2018.

Mr. Flynn entered into the pre-arranged plan as part of his long-term strategy for asset diversification and liquidity.

Transactions under the Rule 10b5-1 plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.  Except as may be required by law, the Company has not undertaken to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or limitations of the aforementioned 10b5-1 plan or the plan of any other individual.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp

Date: May 26, 2016	By: Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel and Corporate Secretary

3